News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS THIRD QUARTER 2005 RESULTS

Earnings Per Share at High End of Expectations

CHANTILLY, Va., October 19, 2005 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of Internet financial services, today reported financial and operating results for the three months ended September 30, 2005. These results include, for the first time, full recognition of the June acquisition of Integrated Data Systems (IDS).

•	Revenue for the third quarter of 2005 was $15.3 million, a 38 percent increase over third quarter 2004 revenue of $11.0 million.

•	Earnings before interest, taxes, depreciation and
amortization (EBITDA) was $3.5 million, a 34 percent
increase compared to $2.6 million in the prior year.
EBITDA per share was $0.13, unchanged from the prior
year.

•	Net income was $2.4 million, a 31 percent increase compared to $1.8 million in 2004. Net income per share was $0.09, unchanged from the prior year due to a 36 percent increase in fully diluted shares.

“In addition to our favorable year-over-year results, we returned to strong quarterly sequential growth and are back on the path of leveraging higher recurring revenue over relatively fixed costs,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “We are particularly pleased with record sequential user additions, high client sales and rapid progress in bringing the unique capabilities of IDS into the mainstream of our Company.”

Lawlor continued, “In the near-term, we will remain focused on our strategy to significantly grow bill payment adoption and to harvest the banking channel with new products that leverage our real-time payments infrastructure. At the same time, we are cultivating opportunities for our Card division’s new collections product, which is showing excellent promise in providing new cost savings for card issuers and other holders of debt.”

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2005 Business Outlook
The Company provided guidance for the fourth quarter and narrowed guidance for full year 2005. This guidance assumes no release of the Company’s tax loss valuation allowance, and is stated in millions except for per share data. These statements are forward-looking, and actual results may differ materially.

Fourth Quarter		Full Year
2004 2005%		2004	2005	%
Actual Guidance	Change	Actual	Guidance	Change

Revenue	$11.4	$15.4-15.8	37%	$42.3	$60.2-60.6	43%

Gross Profit Margin	59%	58-60%	0%	57%	59-60%	4%

EBITDA (1)	$1.9	$3.7-4.1	105%	$7.6	$13.8-14.2	84%

Per share	$0.09	$0.13-0.15	56%	$0.38	$0.53-0.55	42%

Net Income	$0.9	$2.6-3.0	211%	$3.9	$8.9-9.3	133%

Per share	$0.05	$0.09-0.11	100%	$0.20	$0.34-0.36	75%

Fully Diluted Shares	20.2	27.6	37%	20.1	26.0	29%

	Supplemental Information – For Disclosure Purposes Only

Pro Forma Equity Compensation Expense	N/A	$0.9-1.0	N/A	N/A	$2.2-2.3	N/A

Per share	N/A	$0.03-0.04	N/A	N/A	$0.08-0.9	N/A

Tax Equivalent Net Income (2)	$0.6	$1.6-1.9	192%	$2.4	$5.5-5.8	135%

Per share (2)	$0.03	$0.06-0.07	117%	$0.12	$0.21-0.22	79%

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(2)	Presents the Company’s net income and net income per share expectations as if they were to be reported on a fully taxed basis, at an estimated corporate tax rate of 38 percent. The Company has approximately $85 million in tax loss carry-forwards and does not expect to pay material cash taxes in the foreseeable future.

The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on October 19 until midnight on Wednesday, October 26. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 1258868. For web cast replay, go to the “Investors” section of www.orcc.com.

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About Online Resources
Online Resources powers Internet financial services for over 800 firms nationwide. The Company’s account presentation, payment and relationship management services are branded to its client banks, credit unions, card issuers and payment acquirers. The Company serves over three million consumer and business end-users and processes over $12 billion in payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC, Website: www.orcc.com) has been widely recognized as one of the nation’s fastest growing technology firms.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company’s: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the Company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	3Q04	4Q04[1]	1Q05[1]	2Q05	3Q05	3Q05 vs. 2Q05	3Q05 vs. 3Q04
ACCOUNT PRESENTATION
Banking Services
Users (#K)	463	485	501	511	577	13%	25%
Adoption Rate[2]	21.1%	22.4%	27.6%	28.1%	26.9%	-4%	27%
Clients	180	183	182	180	178	-1%	-1%
Card Services
Users (#K)	n/a	1,986	2,213	2,405	2,587	8%	n/a
Adoption Rate[3]	n/a	14.9%	15.7%	16.0%	16.4%	3%	n/a
Clients	n/a	6	6	6	6	0%	n/a
PAYMENTS
Banking Services
Users (#K)	728	776	828	858	907	6%	25%
Adoption Rate[4]	6.8%	8.2%	9.0%	9.5%	9.1%	-4%	34%
Transactions (#M)	9.6	10.2	10.9	11.3	11.6	3%	21%
Clients	697	716	740	740	770	4%	10%
RELATIONSHIP MANAGEMENT
Banking Services
Products/User	1.30	1.31	1.31	1.31	1.28	-2%	-2%
Upsells[5]	17,060	18,980	19,897	17,961	23,430	30%	37%
Clients	341	356	372	388	416	7%	22%
TOTAL ENTERPRISE
Unique Users[6] (#K)
Banking Services	1,065	1,125	1,195	1,243	1,346	8%	26%
Card Services	n/a	1,986	2,213	2,405	2,587	8%	n/a
Total	1,065	3,111	3,408	3,648	3,933	8%	269%
Adoption Rate (Total)[7]	10.0%	13.6%	14.6%	15.1%	15.3%	1%	53%
Payment Transactions (#M)	9.6	10.2	10.9	11.3	11.6	3%	21%
Unique Clients[8]	697	722	746	772	806	4%	16%

Notes:

1Does not include Sears, a Card & Credit Services division client that was acquired and left in 2Q05.

2The number of users divided by the 2.2 million total launched checking and other eligible accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.

3The number of users divided by the 15.7 million active card accounts held with our Card Services clients. Based on industry averages, we have defined active card accounts to be 50% of total card accounts, and like the industry, are reporting adoption rates against the active card account base.

4The number of users divided by the 10.0 million total payments-eligible launched checking accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.

5The number of additional services (e.g., bill payment, Money HQ, Quicken) that banking users enrolled in during the quarter.

6The number of unique users that use either account presentation services and/or payment services. Some may be counted in both account presentation and payments.

7The number of users divided by the sum of 15.7 million active card accounts held with our Card Services clients and the 10.0 million launched checking accounts held with our Banking Services clients.

8 As of June 30, 2005, includes clients for which the Company provides custom software and support.

Online Resources Corporation
Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
Revenues:		(restated)		(restated)

Account presentation services	$1,899	$728	$6,924	$2,290

Payment services	8,972	7,349	26,110	20,476

Relationship management services	1,850	2,017	5,808	5,881

Professional services and other	2,571	953	5,892	2,236

Total revenues	15,292	11,047	44,734	30,883

Expenses:

Cost of revenues	6,072	4,396	18,076	13,393

Gross profit	9,220	6,651	26,658	17,490

General and administrative	3,413	2,083	9,960	6,281

Selling and marketing	2,600	1,748	7,567	5,399

Systems and development	1,196	1,025	3,494	2,839

Total expenses	7,209	4,856	21,021	14,519

Income from operations	2,011	1,795	5,637	2,971

Other income (expense)

Interest income	430	70	781	119

Interest expense	—	—	(10)	—

Total other income	430	70	771	119

Income before taxes	2,441	1,865	6,408	3,090

Income tax provision	78	53	273	71

Net income	$2,363	$1,812	$6,135	$3,019

Net income per share

Basic	$0.09	$0.10	$0.27	$0.17

Diluted	$0.09	$0.09	$0.24	$0.15

Shares used in calculation of net income per share:

Basic	25,018	18,128	22,864	18,007

Diluted	27,322	20,032	25,209	20,057

Reconciliation of net income to EBITDA (See Note 1):

Net income	$2,363	$1,812	$6,135	$3,019

Depreciation and amortization	1,520	838	4,316	2,767

Other income	(430)	(70)	(771)	(119)

Income tax provision	78	53	273	71

EBITDA (See Note 1)	$3,531	$2,633	$9,953	$5,738

Notes:

1.	EBITDA represents earnings before interest, taxes, depreciation and amortization.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
	(UNAUDITED)	(restated)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$51,529	$4,640
Restricted cash	2,220	1,651
Accounts receivable, net	7,291	8,433
Deferred implementation costs	562	461
Prepaid expenses and other current assets	1,205	2,635
Total current assets	62,807	17,820
Property and equipment, net	14,657	13,100
Goodwill	16,369	11,273
Intangible assets	2,468	1,570
Deferred implementation costs, less current portion	525	420
Other assets	587	351
Total assets	$97,413	$44,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$4,534	$4,972
Deferred revenues	2,419	973
Deferred rent obligation	158	158
Capital lease obligation	16	11

Total current liabilities	7,127	6,114
Deferred revenues, less current portion	1,035	379
Deferred rent obligation, less current portion	1,780	1,525
Other long-term liabilities	2,220	1,745

Total liabilities	12,162	9,763
Stockholders’ equity	85,251	34,771
Total liabilities and stockholders’ equity	$97,413	$44,534